Exhibit 15.1
August 8, 2011
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated June 8, 2011 on our review of interim financial information of Abercrombie & Fitch Co. for the thirteen-week periods ended April 30, 2011 and May 1, 2010 and included in the Company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2011 is incorporated by reference in its Registration Statement on Form S-8 dated August 8, 2011.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
Columbus, Ohio